                                                                   EXHIBIT 10.07

[AT&T LOGO]                   AMENDED AND RESTATED
                          AT&T MASTER CARRIER AGREEMENT

             MASTER CARRIER AGREEMENT - TERMS AND CONDITIONS Page 9

CUSTOMER Name (Full Legal Name):                                                                    AT&T Sales Representative:
AT&T Wireless Services, Inc.                       AT&T Corp.,                                      Richard B. Miller
                                 ("CUSTOMER")                   a New York corporation ("AT&T")

CUSTOMER Name (and Title) for Notice:              AT&T Name (and Title) for Notice:                AT&T Contact Telephone Number:
Karen Hobbs, Director-IXC                          Doug Markling, General                           206-545-8102
Relations                                          Manager

CUSTOMER Address:                                  AT&T Address:                                    Initial Deposit Amount Required:
7277 164th Avenue NE                               4430 Rosewood Dr, Bldg 3,                        None
                                                   6th Floor

City                     State      Zip Code       City                     State      Zip Code
Redmond                  WA         98052          Pleasanton               CA         94588

CUSTOMER Fax number for Notice:                    AT&T Fax number for Notice:
425-580-9945                                       925-224-1666

CUSTOMER and AT&T entered into a Master Carrier Agreement executed by the parties on the following dates:

Date of execution by CUSTOMER: 06/06/01 Date of execution by AT&T: 06/06/01

The parties hereby replace that prior agreement with this Amended and Restated Master Carrier Agreement, which shall be legally binding when signed by both parties and shall continue in effect until the end of the longest term specified in the Attachment(s), or until otherwise terminated as provided in accordance with this Agreement. The rates and commitments provided in the Attachments shall be effective as provided in each Attachment.

This Amended and Restated Master Carrier Agreement consists of this Cover Sheet, the attached General Terms and Conditions, and the Attachment(s) listed below (these documents together are collectively referred to as the "Agreement"). In the event of any inconsistency between these documents, precedence will be given to the documents in the following order: (1) this Cover Sheet; (2) Attachment(s); (3) the General Terms and Conditions. In the event of any inconsistency between the terms of this Agreement and the terms of an applicable Tariff, the terms of the Agreement shall prevail.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

AMENDED AND RESTATED MASTER CARRIER AGREEMENT -- COVER SHEET         PAGE 2 OF 2

Title                                                                             Doc. ID                 Date/time stamp
-----                                                                             -------                 ---------------
General Terms and Conditions                                                  MCA 000626a.doc            06/26/00 10:53 am
Supplemental Terms and Conditions                                            AWS STC020218.doc            02/18/02 4:58 PM
Former Affiliate Wholesale Service Terms and Pricing                        AWS FAWSTP021230.doc          12/30/02 4:52 PM
Former Affiliate Wholesale Service Description                               AWS SDA 020228.doc          02/28/02 12:21 PM
AT&T Local Services - Dedicated Transport Services Terms and Pricing        AWS DTSSTP020731.doc         07/31/02 10:36 AM
AT&T Private Line and Satellite Services Terms and Pricing                   AWS DSTP021004.doc           10/04/02 9:43 PM
AT&T ATM Service Description                                                AWS ATMSDA010214.doc          02/27/01 3:49 PM
AT&T ATM and FRAME Relay Service Terms and Pricing                        AWS ATM-FRSTP021118.doc         11/18/02 5:04 PM
AT&T SDN Services Terms and Pricing                                        AWS SDNSTP 020228.doc          02/28/02 8:35 PM
Term and Commitment Attachment                                               AWS TCA021031.doc            10/31/02 2:58 PM
AT&T Local Services - Prime Interconnect Service                              AWS 8YYSTP010501            05/17/01 6:05 PM
Terms and Pricing Attachment
AT&T Teleconference Web Meeting Services Service Order Attachment          AWS TelCon-WebMeet SOA        08/19/02 12:28 PM
                                                                                 020819.doc
AT&T Managed Internet Services Terms and Pricing Attachment              AWS MIS MCA STP010606.doc        06/06/01 6:50 PM
AT&T Managed Internet Services Addendum Pricing Schedule - Appendix A        MIS-AWS-01606.doc            06/06/01 7:49 PM
AT&T Voice Over Internet Protocol (VoIP) Service Field Trial               AWS VoIPFTA011016.doc          10/16/01 1:57 PM
Attachment
AT&T DSL Internet Services Service Order Attachment                        AWS DSLSOA 011214.doc          12/14/01 5:01 PM
AT&T Vitual Teleconferencing Network Service - Service Order                AWS VTNS 021029.doc           10/29/02 5:40 PM
Attachment Voice/Data Services
AT&T Private Line Project Based Pricing - Project 3G                      Project 3G PBP020910.doc       09/10/02 12:30 PM
AT&T Alascom Simply Better Flex Service Order Attachment                    AWS SIMPB 020506.doc         05/06/02 11:59 AM
AT&T Alascom Intrastate Service Agreement                                   AWS INTRA 020503.doc          05/03/02 2:20 PM

CUSTOMER'S SIGNATURE BELOW ACKNOWLEDGES THAT CUSTOMER HAS READ, UNDERSTANDS AND AGREES TO EACH OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND THAT THE INDIVIDUAL SIGNING THIS AGREEMENT IS DULY AUTHORIZED TO DO SO.

AT&T WIRELESS SERVICES, INC.                                    AT&T CORP.

By:  _____________________________________________________      By:  ____________________________________________________________
      (Authorized Customer Signature)                                 (Authorized AT&T Signature)

__________________________________________________________      _________________________________________________________________
(Typed or Printed Name and Title)                               (Typed or Printed Name and Title)

Date:  ___________________________________________________      Date:  __________________________________________________________

                          GENERAL TERMS AND CONDITIONS                    Page 1


1. PROVISION OF SERVICES. CUSTOMER hereby orders and AT&T hereby agrees to provide the AT&T services described in the Attachment(s) to this Agreement (the "Services"). AT&T is not responsible for the quality of transmission or signaling on CUSTOMER's side of the network interface between AT&T and CUSTOMER. Service is furnished subject to the availability of the service components required, and subject to operational and systems constraints.

2. BILLING AND PAYMENT FOR THE SERVICES. Except as may be provided in an Attachment, AT&T will send a single monthly bill for each of the Services to one location designated by CUSTOMER. CUSTOMER is liable for all amounts due to AT&T under this Agreement. Payment in U.S. currency is due within thirty days after the bill date, except as otherwise provided below with respect to Billing Disputes.

3. NON-PAYMENT. AT&T may add interest charges to any past due amounts at the lower of 12.0% per year or the maximum rate allowed by law. CUSTOMER shall reimburse AT&T for reasonable attorney's fees and any other costs associated with collecting delinquent or dishonored payments. Restrictive endorsements or other statements on checks accepted by AT&T will not apply.

4. BILLING DISPUTES. To dispute a charge on a bill, CUSTOMER must identify the specific charge in dispute and provide a full written explanation of the basis for the dispute using a standard AT&T billing dispute form within 90 days after the bill date. CUSTOMER may withhold payment of a charge subject to a good faith dispute provided: (a) CUSTOMER submits the billing dispute, using a standard AT&T billing dispute form, within thirty days after the bill date; (b) CUSTOMER pays the undisputed portion of all charges; and (c) CUSTOMER cooperates reasonably with AT&T's efforts to investigate and resolve the dispute. If AT&T determines a disputed charge was billed in error, AT&T shall issue a credit to reverse the amount incorrectly billed. If AT&T determines a disputed charge was billed correctly, payment shall be due from CUSTOMER within five days after AT&T advises CUSTOMER in writing that the dispute is denied.

5. DEPOSITS. Using its Deposit standards, AT&T has assessed and CUSTOMER shall pay the Initial Deposit amount specified on the Cover Sheet before Services are provided. AT&T may require CUSTOMER, during the term of this Agreement, to tender a deposit in an amount to be determined by AT&T in its reasonable discretion. AT&T will rely upon commercially reasonable factors to determine the need for and amount of any deposit. These factors may include, but are not limited to, payment history, number of years in business, history of service with AT&T, bankruptcy history, current account treatment status, financial statement analysis, and commercial credit bureau rating, as well as commitment levels and anticipated monthly charges. Any deposit will be held by AT&T as a guarantee for the payment of charges. A deposit does not relieve CUSTOMER of the responsibility for the prompt payment of bills. Interest (at the rate of 6% per year or such other rate as is applicable by law) will be paid to CUSTOMER for any period that a cash deposit is held by AT&T.

6. OBLIGATIONS REGARDING TAXES. CUSTOMER shall pay any applicable local, state and federal taxes, levied upon the sale, installation, use or provision of the Services, except to the extent customer provides a valid tax exemption certificate to AT&T prior to the delivery of Services. CUSTOMER shall not be required to pay any taxes assessed on AT&T's income. Gross Receipts Taxes will be charged to CUSTOMER in the same manner as that provided in AT&T Tariff F.C.C. No. 1, Section 2.5.14, as amended from time to time.

7. CUSTOMER IS A CARRIER. CUSTOMER certifies it is a "common carrier" as defined in the Communications Act of 1934 (see ss.ss.153(10) and 211), with all required state and federal operating authority.

8. RESPONSIBILITIES OF CUSTOMER. CUSTOMER is responsible for interfacing and communicating with its End Users, for placing any orders, and for assuring that it and any Intermediate Providers comply with the provisions of this Agreement and with all applicable federal and state laws and regulatory requirements with respect to the Services. CUSTOMER is responsible for arranging premises access at any reasonable time so that AT&T personnel may install, repair, maintain, inspect or remove service components.

9. SOFTWARE. AT&T grants CUSTOMER a personal, non-transferable and non-exclusive license (without the right to sublicense) to use, in object code form, all software and associated written and electronic documentation and data furnished pursuant to this Agreement (collectively, "Software"), solely in connection with the Services and solely in accordance with applicable written and electronic documentation. CUSTOMER will refrain from taking any steps to reverse assemble, reverse compile or otherwise derive a source code version of the Software. The Software shall at all times remain the sole and exclusive property of AT&T or its suppliers. "Third-Party Software" means Software that bears a copyright notice of a third party. "AT&T Software" means all Software other than Third-Party Software. CUSTOMER shall not copy or download the Software, except to the extent expressly provided otherwise in the applicable documentation for the Service or in a writing signed by AT&T. Any copy must contain the same copyright notices and proprietary markings as the original Software. CUSTOMER agrees to comply with any additional restrictions that are provided with any Third-Party Software. The term of the license granted with respect to any Software shall be coterminous with the Attachment which covers the Software. CUSTOMER shall assure that its Users comply with the terms and conditions of this Section.

                          GENERAL TERMS AND CONDITIONS                    Page 2


10. WARRANTY WITH RESPECT TO SOFTWARE. AT&T warrants that all AT&T Software will perform substantially in accordance with its applicable published specifications during a warranty period of ninety (90) days beginning on the date of delivery of the AT&T Software to CUSTOMER. If CUSTOMER returns to AT&T, within the ninety
(90) day warranty period, any AT&T Software that does not comply with this warranty, then AT&T, at its option, will either repair or replace the portion of the AT&T Software that does not comply or refund the amount paid by CUSTOMER for such failed or defective AT&T Software. This warranty will apply only if the AT&T Software is used in accordance with the terms of this Agreement and is not altered, modified or tampered with by CUSTOMER or Users.

11. ABUSE OF SERVICE. The abuse of Service is prohibited. Using Service or permitting Service to be used in the following ways constitutes abuse:(a) interfering unreasonably with the use of AT&T service by others or the operation of the AT&T network; (b) carrying calls that originate on the network of a facilities-based interexchange carrier other than AT&T and terminate disproportionately to domestic locations for which AT&T's cost of terminating switched access (based on the published access rates of the incumbent local exchange companies) is above AT&T's price for the call under this Agreement (after application of discounts); (c) subjecting AT&T personnel or non-AT&T personnel to hazardous conditions; (d) attempting to avoid the payment, in whole or in part, of any charges by any means or device (non-payment of billed charges will not be considered abuse of service for purposes of this Section); or (e) using the Services or displaying or transmitting Content in a manner that violates any applicable law or regulation. In any instance in which AT&T believes in good faith that there is abuse of Service as set forth above, AT&T may immediately restrict, suspend or discontinue providing Service or prevent the display or transmission of Content, without liability on the part of AT&T, and then notify CUSTOMER of the action that AT&T has taken and the reason for such action. To the extent doing so does not interfere with its ability to prevent abuse of Service (to be determined in AT&T's reasonable judgment), AT&T will attempt to notify CUSTOMER before taking such action, and will attempt to limit any restriction, suspension or discontinuance under this Section to the locations, Content, or Services with respect to which the abuse is taking place.

12. DEFAULT. If a party breaches any material term of this Agreement and the breach continues unremedied for 60 days after written notice of default, the other party may terminate for cause any Attachment materially affected by the breach. If CUSTOMER is in breach of its payment obligations (including failure to pay a required deposit), and fails to make payment in full within 5 days after receipt of written notice of default, AT&T may, at its option, terminate the Agreement, terminate affected Attachments, suspend Service under the affected Attachments, and/or require a deposit, advanced payment, or other satisfactory assurances in connection with any or all Attachments as a condition of continuing to provide Services; except that AT&T will not take any such action as a result of CUSTOMER's non-payment of a charge subject to a timely billing dispute, unless AT&T has reviewed the dispute and determined that the charge is correct. An Attachment may be terminated by either party immediately upon written notice if the other party has become insolvent or involved in a liquidation or termination of its business, or adjudicated bankrupt, or been involved in an assignment for the benefit of its creditors. CUSTOMER shall be liable to AT&T for Termination Charges, as specified in a terminated Attachment, in the event that AT&T terminates an Attachment as a result of a breach by CUSTOMER. Termination by either party of an Attachment does not waive any other rights or remedies it may have under this Agreement.

13. NO OTHER WARRANTIES. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, AT&T MAKES NO WARRANTIES, EXPRESS OR IMPLIED, UNDER THIS AGREEMENT AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT OR ANY WARRANTY ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE. AT&T DOES NOT WARRANT THAT THE SERVICES WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT THE SERVICES WILL MEET CUSTOMER'S REQUIREMENTS OR THAT THE SERVICES WILL PREVENT UNAUTHORIZED ACCESS BY THIRD PARTIES. AT&T DOES NOT AUTHORIZE ANYONE TO MAKE A WARRANTY OF ANY KIND ON ITS BEHALF AND CUSTOMER SHOULD NOT RELY ON ANYONE MAKING SUCH STATEMENTS.

14. LIMITATION OF LIABILITY. EITHER PARTY'S ENTIRE LIABILITY, AND THE OTHER PARTY'S EXCLUSIVE REMEDIES, FOR ANY DAMAGES CAUSED BY ANY SERVICE DEFECT OR FAILURE, OR FOR OTHER CLAIMS ARISING IN CONNECTION WITH ANY SERVICE OR PERFORMANCE OR NON-PERFORMANCE OF OBLIGATIONS UNDER THIS AGREEMENT SHALL BE:

            (a) FOR BODILY INJURY OR DEATH TO ANY PERSON, OR REAL OR TANGIBLE PROPERTY DAMAGE, NEGLIGENTLY CAUSED BY A PARTY, OR DAMAGES ARISING FROM THE WILLFUL MISCONDUCT OF A PARTY OR A BREACH OF THE PROVISIONS OF SECTION 17 (USE OF MARKS), THE OTHER PARTY'S RIGHT TO PROVEN DIRECT DAMAGES;

            (b) FOR DEFECTS OR FAILURES OF SOFTWARE, THE REMEDIES SET FORTH ABOVE UNDER THE

                          GENERAL TERMS AND CONDITIONS                    Page 3


      HEADING WARRANTY WITH RESPECT TO SOFTWARE;

            (c) FOR INDEMNITY, THE REMEDIES SET FORTH BELOW UNDER THE HEADING INDEMNIFICATION;

            (d) FOR DAMAGES OTHER THAN THOSE SET FORTH ABOVE AND NOT EXCLUDED UNDER THIS AGREEMENT, EACH PARTY'S LIABILITY SHALL BE LIMITED TO PROVEN DIRECT DAMAGES NOT TO EXCEED PER CLAIM (OR IN THE AGGREGATE DURING ANY 12-MONTH PERIOD) AN AMOUNT EQUAL TO THE TOTAL NET PAYMENTS PAYABLE BY CUSTOMER FOR THE APPLICABLE SERVICE UNDER THE APPLICABLE ATTACHMENT DURING THE 3 MONTHS PRECEDING THE MONTH IN WHICH THE DAMAGE OCCURRED.

EXCEPT TO THE EXTENT PROVIDED UNDER THIS AGREEMENT WITH RESPECT TO INDEMNIFICATION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, RELIANCE OR SPECIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS, ADVANTAGE, SAVINGS OR REVENUES OF ANY KIND, OR INCREASED COST OF OPERATIONS, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL AT&T BE LIABLE FOR ANY CLAIM OR DAMAGES CAUSED BY OR ARISING OUT OF:

            (i) ANY ACT OR OMISSION (INCLUDING WITHOUT LIMITATION UNAUTHORIZED USE, THEFT, ALTERATION, LOSS OR DESTRUCTION OF SERVICE OR THE APPLICATIONS, CONTENT, DATA, PROGRAMS, INFORMATION, NETWORK OR SYSTEMS OF CUSTOMER, AN END USER OR ANY THIRD PARTY) OF CUSTOMER, AN INTERMEDIATE PROVIDER, AN END USER, OR ANOTHER THIRD PARTY,

            (ii) EXCEPT AS OTHERWISE PROVIDED IN AN ATTACHMENT, SERVICE INTERRUPTIONS OR LOST OR ALTERED MESSAGES OR TRANSMISSIONS, OR

            (iii) INTEROPERABILITY, INTERACTION OR INTERCONNECTION OF THE SERVICES WITH APPLICATIONS, EQUIPMENT, SERVICES, CONTENT OR NETWORKS PROVIDED BY CUSTOMER OR THIRD PARTIES.

THE LIMITATIONS OF LIABILITY SET FORTH IN THIS AGREEMENT SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY, AND SHALL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, WARRANTY, STRICT LIABILITY, OR NEGLIGENCE (INCLUDING WITHOUT LIMITATION ACTIVE AND PASSIVE NEGLIGENCE). NOTHING IN THIS SECTION LIMITS CUSTOMER'S RESPONSIBILITY FOR THE PAYMENT OF CHARGES DUE AS PROVIDED IN THIS AGREEMENT.

15. FORCE MAJEURE. Neither party nor its Affiliates or subcontractors shall be liable to the other party for any delay, failure in performance, loss or damage due to force majeure conditions such as fire, explosion, power blackout, earthquake, volcanic action, flood, hurricane, the elements, strike, embargo, labor disputes, civil or military authority, war, acts of God, acts or omissions of other carriers (except, for CUSTOMER, the acts of omissions of its Intermediate Providers), acts of regulatory or governmental agencies, or other causes beyond their reasonable control, except that CUSTOMER's obligation to pay for services provided shall not be excused. Changes in economic, business or competitive conditions are not force majeure conditions. If CUSTOMER is unable to meet its commitments as a direct result of a force majeure condition, CUSTOMER may suspend its commitments for one full billing month (or longer, with AT&T's written consent, which shall not be unreasonably withheld). The effect of such a suspension of commitment will be to exclude the affected month(s) from all calculations affecting the CUSTOMER's commitments and to extend the term of this Agreement by the same number of months. CUSTOMER must provide notice to AT&T of the force majeure condition giving rise to the right to suspend commitments within 30 days after its occurrence.

16. INDEMNIFICATION. CUSTOMER shall indemnify, defend, and hold harmless AT&T and its Affiliates, directors, officers, employees, agents, successors and assigns from any and all claims, damages and expenses whatsoever (including reasonable attorneys' fees) arising on account of or in connection with CUSTOMER's use, resale or sharing of the Services, including but not limited to:
(a) claims for libel, slander, invasion of privacy; (b) claims for infringement of copyright arising from any communication using the Services; (c) claims arising from any failure, breakdown, interruption or deterioration of service provided by AT&T to CUSTOMER or by CUSTOMER to End Users or Intermediate Providers; (d) claims arising from CUSTOMER's marketing efforts; and (e) claims of patent infringement arising from combining or using services or equipment furnished by AT&T in connection with services or equipment furnished by others. AT&T shall indemnify, defend, and hold harmless CUSTOMER and its Affiliates, directors, officers, employees, agents, successors and assigns from all claims of patent infringement arising solely from the use of the Services. CUSTOMER's indemnification obligations do not apply to claims for damages to real or tangible personal property or for bodily injury or death negligently caused by AT&T.

17. USE OF MARKS. Nothing in this Agreement creates in a party any rights in the other party's trade names, trademarks, service marks or any other intellectual property. Either party may use the other party's trade names, trademarks, or service marks only to the extent such use is not prohibited by this Agreement and is

                          GENERAL TERMS AND CONDITIONS                    Page 4


otherwise permitted by law (including but not limited to the Lanham Act). In no event shall either party use or display, in advertising or otherwise, any of the other party's logos, trade dress, trade devices or other indicia of origin, or any confusingly similar logos, trade dress, trade devices or indicia of origin. CUSTOMER will not conduct business under any AT&T corporate or trade name, trademark, service mark, logo, trade dress, trade device, indicia of origin or other symbol that serves to identify and distinguish AT&T from its competitors, or under any confusingly similar corporate or trade name, trademark, service mark, logo, trade dress, trade device, indicia of origin or other symbol. CUSTOMER will not indicate or imply to any other party that CUSTOMER is affiliated with AT&T, that CUSTOMER is authorized by AT&T to sell or provide service to them, that CUSTOMER is providing (or will provide) service to such party jointly or in collaboration or partnership with AT&T, or as the agent of AT&T, or that service provided by CUSTOMER or another carrier is provided by AT&T. Except to the limited extent (if any) as may be required under law, neither CUSTOMER nor an Intermediate Provider shall indicate or imply to any existing or potential End User (or Intermediate Provider) that any portion of the service provided to the End User (or Intermediate Provider) by CUSTOMER or the Intermediate Provider is provided by AT&T or is carried over the AT&T network or AT&T facilities.

18. RELATIONSHIP OF THE PARTIES. The relationship between the parties shall be that of independent contractors and not of principal and agent, employer and employee, franchiser and franchisee, partners or joint venturers. This Agreement does not establish CUSTOMER as a dealer, distributor or franchisee of AT&T, and no fee is being paid to AT&T to enter into this Agreement.

19. CONFIDENTIAL INFORMATION DEFINED. "Confidential Information" consists of the following: all information disclosed by one party or its agent or representative (the "Disclosing Party") to the other party or its agent or representative (the "Receiving Party") in connection with this Agreement regarding the telecommunications needs of CUSTOMER and/or the telecommunications offerings of AT&T, to the extent that (a) for information disclosed in written, graphic or other tangible form, it is designated by appropriate markings to be confidential or proprietary or (b) for information disclosed orally, it is both identified as proprietary or confidential at the time of disclosure and summarized in a writing so marked within 15 business days following the oral disclosure. Notwithstanding the foregoing, all written or oral pricing and contract proposals exchanged between the parties shall be Confidential Information, whether or not so designated. Confidential Information is the property of the Disclosing Party and shall be returned to the Disclosing Party upon request. This Agreement is Confidential Information as to which each party is both a Disclosing Party and a Receiving Party. Information made known to the public by the Disclosing Party or a third party, or previously known to the Receiving Party free of any obligation to keep it confidential, or independently developed by the Receiving Party, shall not be Confidential Information.

20. CONFIDENTIALITY OBLIGATIONS. A Receiving Party shall hold all Confidential Information in confidence from the time of disclosure until at least 2 years following the termination of this Agreement. During that period, the Receiving
Party: (a) shall use such Confidential Information only for the purposes of performing this Agreement and using the Services; (b) shall reproduce such Confidential Information only to the extent necessary for such purposes; (c) shall restrict disclosure of such Confidential Information to employees that have a need to know for such purposes; (d) shall advise those employees of the obligations of this Agreement; (e) shall not disclose Confidential Information to any third party without prior written approval of the Disclosing Party except as expressly provided in this Agreement; and (f) shall use at least the same degree of care (in no event less than reasonable care) as it uses with regard to its own proprietary or confidential information to prevent the disclosure, unauthorized use or publication of Confidential Information.

21. PUBLICITY. No public statements or announcements relating to this Agreement shall be issued by either party without the prior written consent of the other party.

22. ALTERNATIVE DISPUTE RESOLUTION. The parties will attempt to settle any claim for non-payment of charges or recovery of overpayment of charges for the Services (hereinafter a "Billing Dispute"), through good faith negotiations. The parties may agree to submit a Billing Dispute to non-binding mediation. At any time, the party seeking payment may submit a notice of arbitration of a Billing Dispute for arbitration under the United States Arbitration Act pursuant to the terms of this Section and the Non-Administered Arbitration Rules of the CPR Institute for Dispute Resolution ("CPR"), to the extent such rules do not conflict. The Arbitration will be held in New York, New York, or any other location selected by mutual agreement of the parties. The arbitrator shall not have the power to award any damages in excess of the limits set forth in or excluded under the limitations of liability provided in this Agreement. The arbitrator may not limit, expand or otherwise modify the terms of this Agreement. The arbitrator shall strictly limit discovery to the production of documents directly relevant to the facts alleged in the notices of arbitration and defense. If depositions are required, the arbitrator shall permit each Party to conduct an equal number of depositions (not to exceed five per side), with equal limits on the number of deposition hours for each Party (not to exceed 7 per deposition). If an evidentiary hearing is held, each Party's presentation of its case shall be limited to three (3) days. Requests for temporary injunctive relief may be

                          GENERAL TERMS AND CONDITIONS                    Page 5


submitted to a court of competent jurisdiction if the arbitrator has not yet been appointed, but the arbitrator shall have the authority to modify any injunctive relief granted by such a court. The arbitration award shall be made final within eight months of filing of the notice of arbitration and judgment upon the award may be entered in any court having competent jurisdiction. All participants and the arbitrator shall hold the existence, content and results of mediation and arbitration in confidence, except as necessary to enforce a final settlement agreement or to enforce an arbitration award. Each party shall bear its own expenses and equally share expenses related to the compensation of the arbitrator. The arbitrator's award shall be in writing and shall state the reasons for the award.

23. TIME TO BRING CLAIMS. Any initial demand for arbitration pursuant to this Agreement, and any legal action arising under this Agreement, must be initiated within two years after the cause of action arises.

24. NOTICES. All notices under this Agreement shall be in writing and shall be made: (a) by personal delivery; (b) by certified or registered mail, postage prepaid return receipt requested, (c) by overnight delivery, or (d) by facsimile transmission. Notice shall be sent to the individuals identified on the Cover Sheet (at the address and/or fax number designated for notice), or to such other individual, address or fax number as a party may designate by notice to the other party.

25. EQUIPMENT. AT&T shall retain title to all of its equipment and facilities used to provide service under this Agreement. CUSTOMER will pay reasonable shipping charges for delivery to CUSTOMER's premises of AT&T equipment used to provide Service under this Agreement. CUSTOMER is liable to AT&T for the replacement cost of any AT&T-provided equipment installed at CUSTOMER's premises in the event of loss of said equipment for any reason, including but not limited to theft.

26. EXPORT REGULATIONS. The parties acknowledge that the Services may be subject to U.S. export laws and regulations. If requested, CUSTOMER will sign assurances and other export-related documents required for AT&T to comply with U.S. export regulations.

27. QUALITY MONITORING. CUSTOMER authorizes AT&T to monitor and record calls to AT&T concerning the Services for training and quality control purposes.

28. ASSIGNMENT. This Agreement may not be assigned by either party except that either party may assign its rights or delegate its duties under this Agreement to an Affiliate of that party.

29. NO THIRD PARTY BENEFICIARIES. This Agreement does not expressly or implicitly provide any third party (including but not limited to End Users and Intermediate Providers) with any remedy, claim, liability, reimbursement, cause of action or other right or privilege.

30. NON-WAIVER. The failure of a party to enforce any right under this Agreement at any particular point in time shall not constitute a continuing waiver of any such right with respect to the remaining term of this Agreement, or the waiver of any other right under this Agreement.

31. SEVERABILITY. If any portion of this Agreement is found to be invalid or unenforceable, the remaining provisions shall remain in effect and the parties shall immediately begin negotiations to replace any invalid or unenforceable portions that are essential parts of this Agreement.

32. SURVIVAL OF TERMS. The rights and obligations of either party that by their nature would continue beyond the termination or expiration of this Agreement shall survive termination or expiration of this Agreement. For example, the provisions of this Agreement regarding Confidentiality shall remain in effect for 2 years following termination of this Agreement and the provisions of this Agreement regarding arbitration, use of Marks, indemnification, and/or limitation of liability shall survive termination of this Agreement as to any cause of action arising under the Agreement.

33. CHOICE OF LAW. The domestic law of the State of New York, except its conflict-of-laws rules, shall govern the construction, interpretation, and performance of this Agreement, except to the extent superceded by federal law. The United Nations Convention on Contracts for International Sale of Goods shall not apply.

34. AMENDMENT. No amendment, supplement, modification or waiver of any provision of this Agreement shall be effective unless in writing and signed by authorized representatives of both parties.

35. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the Services. This Agreement supersedes all prior agreements, proposals, representations, statements or understandings, whether written or oral, concerning the Services or the parties' rights or obligations relating to the Services. Any prior representations, promises, inducements or statements of intent regarding the Services that are not embodied in this Agreement are of no effect.

36. DEFINITIONS. The following definitions apply in addition to the definitions set forth elsewhere in this Agreement:

"Affiliate" - any entity that controls, is controlled by or is under common control with a party.

"Content" - information made available, displayed or transmitted in connection with a Service (including information made available by means of an HTML "hot link", a third party posting or similar means) including all trademarks, service marks and domain names contained therein as well as the contents of any bulletin boards or chat forums, and, all updates, upgrades, modifications and other versions of any of the foregoing.
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                          GENERAL TERMS AND CONDITIONS                    Page 6


"End User" or "User" - the entity that uses the service furnished under this Agreement for its own use, and not for purposes of providing telecommunications services to others.

"Intermediate Provider" - any provider or other intermediary (other than CUSTOMER or its agents or employees) in the sales chain between CUSTOMER and an End User.

"Tariff" - the AT&T Tariffs identified in the Attachments, and the successor documents of general applicability that replace such tariffs in the event of detariffing.

If not otherwise defined, capitalized terms shall be defined as provided in AT&T's Tariffs.

--------------------------End of Terms and Conditions---------------------------